UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

HF FOODS GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6001 W. Market Street Greensboro, NC (Address of Principal Executive Offices)	27409 (Zip Code)

Registrant’s telephone number, including area code: (336) 268-2080

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement.

On September 30, 2019, HF Group Holding Corp. and Han Feng, Inc. (the “Sellers”), two wholly-owned subsidiaries of HF Foods Group Inc. (the “Company”), entered into and closed a Loan Purchase and Sale Agreement (the “Loan Sale Agreement”) with Zhou Min Ni, the Chairman, Chief Executive Officer, and a principal stockholder of the Company.

The Loan Sale Agreement provides for the nonrecourse transfer and assignment to Mr. Ni of all of the Sellers’ rights and interests, and assumption by Mr. Ni of all of the Sellers’ obligations, under four unsecured loans, with an aggregate balance of principal and accrued interest of $12,038,029.51, extended by the Sellers to companies in which Mr. Ni or his immediate family members had or have an ownership or other pecuniary interest (the “Related Party Loans”), most of which were established while HF Group Holding Corp. was a privately-held business. Under the terms of the Loan Sale Agreement, Mr. Ni has acquired the Related Party Loans without warranty or recourse and has assumed all risks of non-collection.

The Related Party Loans were assigned to Mr. Ni in consideration of the transfer to HF Group Holding Corp. of up to 1,203,803 shares (the “Shares”) of common stock of the Company owned by Mr. Ni. The amount of consideration was determined by valuing the Related Party Loans at their aggregate balance of principal and accrued interest, and by valuing the Shares within a range of per-share price approximating the typical market value of the Company’s common stock as reported on the Nasdaq Stock Market at two junctures in the Company’s history: (i) prior to the time of the Company’s agreement to enter into the merger with HF Group Holding Corp. in March 2018 (deemed for purposes of the Loan Sale Agreement to be $10.00 per share); and (ii) prior to the time of the announcement in June 2019 of the Company’s agreement to merge with B&R Global Holdings, Inc.(deemed for purposes of the Loan Sale Agreement to be $13.30 per share). 298,688 of the Shares (the “Escrow Shares”) are being placed in an escrow account for a period of one year; the remaining 905,115 Shares have been irrevocably transferred to HF Group Holding Corp. in payment of the minimum purchase price for the Related Party Loans. In the event that the volume weighted average closing price of the Company’s common stock for the 250-trading-day period immediately preceding the expiration of the escrow period (the “250-day VWAP”) equals or exceeds $13.30 per share, then all of the Escrow Shares will be returned to Mr. Ni. In the event that the 250-day VWAP is equal to or less than 10.00 per share, then all of the Escrow Shares will be transferred and released to HF Group Holding Corp. In the event that the 250-day VWAP is less than the $13.30 per share but greater than $10.00 per share, then a portion of the Escrow Shares, calculated on a sliding scale, will be transferred and released to HF Group Holding Corp.and the balance will be returned to Mr. Ni.

The foregoing description of the Loan Sale Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Sale Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01     Exhibits.

(d)	Exhibits

10.1	Loan Purchase and Sale Agreement dated as of September 30, 2019, by and among HF Group Holding Corp., Han Feng, Inc., and Zhou Min Ni

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: October 4, 2019	/s/ Caixuan Xu
Caixuan Xu
Chief Financial Officer and Principal Accounting Officer